PROXY STATEMENT

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.______)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. 240.14a-12

CAPITAL BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CAPITAL BANCORP, INC.
1820 West End Avenue
Nashville, Tennessee 37203

A LETTER TO OUR SHAREHOLDERS

March 4, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Capital Bancorp, Inc. (the “Company”) to be held on April 8, 2004, at 3:00 o’clock p.m., local time, in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee. At the Annual Meeting, Shareholders of record and beneficial owners as of February 23, 2004, will be entitled to vote upon the election of Directors who will serve until their successors have been elected and qualified. In addition, the Shareholders will vote upon the ratification of the appointment of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2004, as well as any other business that may properly come before the Annual Meeting.

     The enclosed Proxy Statement describes the proposed election of Directors and ratification of appointment of independent auditors, and it contains other information about the Annual Meeting. Please read these materials carefully. It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please complete the enclosed proxy card and return it in the enclosed envelope without delay. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you wish by following the instructions set forth in the accompanying Proxy Statement by giving appropriate notice any time before your proxy is voted.

     If you have any questions about any matter related to our Company or Capital Bank, I trust that you know that I and the other members of the Staff will be delighted to discuss them with you and to try to answer your questions.

     On behalf of your Board of Directors, I urge you to vote FOR Proposals 1 and 2 which are described in the Proxy Statement and set forth on the Proxy Card. I look forward to seeing you at the Annual Meeting.

Sincerely,

CAPITAL BANCORP, INC.

/s/ R. Rick Hart
R. Rick Hart, Chairman of the Board

CAPITAL BANCORP, INC.
1820 West End Avenue
Nashville, Tennessee 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO:	Our Shareholders

DATE:	Thursday, April 8, 2004

TIME:	3:00 p.m., Local Time in Nashville, Tennessee (Central Time)

PLACE:	Community Room of Capital Bank & Trust Company
1816 Hayes Street
Nashville, Tennessee 37203

ITEMS OF BUSINESS:	1)	to elect two Directors from Class III for three-year terms;

	2)	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

	3)	to conduct other business properly brought before the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with such proxy holder’s best judgment on such other business, if any, as may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHO MAY VOTE:	You can vote if you were a shareholder of record or beneficial owner at the close of the Company’s business on February 23, 2004.

ADJOURNMENT:	If necessary, your proxy will be voted to adjourn the Annual Meeting to a later date (and/or to postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

DATE OF MAILING:	This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2003, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about March 4, 2004.

By Order of the Board of Directors

     /s/ John W. Gregory, Jr.

John W. Gregory, Jr., Secretary
Nashville, Tennessee
March 4, 2004

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

CAPITAL BANCORP, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS

-ii-

PROXY STATEMENT

OF

CAPITAL BANCORP, INC.

1820 West End Avenue
Nashville, Tennessee 37203

2004 ANNUAL MEETING OF SHAREHOLDERS

April 8, 2004

3:00 O’CLOCK P.M.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

INTRODUCTION

This Proxy Statement is being furnished to the Shareholders of Capital Bancorp, Inc. (“our Company”) who hold shares of record, and to certain beneficial owners, at the close of the Company’s business on February 23, 2004 in connection with the 2004 Annual Meeting of Shareholders of the Company. The annual meeting is scheduled to be held in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee 37203, on Thursday, April 8, 2004, at 3:00 o’clock p.m. local time. (All times are Central Time.) The notice of annual meeting and this proxy statement are being first mailed to shareholders on or about March 4, 2004.

Each copy of this Proxy Statement mailed to shareholders is accompanied by a form of proxy solicited by the board of directors of the Company for use at the annual meeting and at any postponement(s) or adjournment(s) thereof. The proxy will be used for the items of business described in these materials and, if necessary, to adjourn the meeting to a later date (and/or postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of mailing this Proxy Statement.

Proxies are being solicited by and on behalf of the board of directors of Capital Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2004 ANNUAL MEETING OF
THE CAPITAL BANCORP, INC. SHAREHOLDERS

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “board”) of Capital Bancorp, Inc., a Tennessee corporation (“our Company” or “CBI”), is providing these proxy materials for you in connection with CBI’s annual meeting of shareholders which will take place on April 8, 2004. As a shareholder, you are invited to attend the annual meeting and you are entitled to and requested to vote on the items of business described in this proxy statement. The CBI board of directors is soliciting your proxy for use at the 2004 Annual Meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and certain of the Company’s most highly paid executive officers, and certain other required information.

Q:	How may I obtain a copy of CBI’s Annual Report to Shareholders?

A:	A copy of CBI’s Annual Report to Shareholders is enclosed.

Q:	How may I obtain CBI’s Annual Report on Form 10-K as filed with the SEC?

A:	Shareholders may request a free copy of CBI’s 2003 Annual Report Form 10-K, after it is filed with the Securities and Exchange Commission (“SEC”) on or about March 30, 2004, from:

Capital Bancorp, Inc.
Attn: Investor Services
1816 Hayes Street
Nashville, Tennessee 37203

CBI will also furnish shareholders any exhibit to the 2003 Form 10-K if specifically requested.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	The election of two directors, ALBERT J. DALE, III, AND DR. H. NEWTON LOVVORN, JR., from Class III, for a term of three years and until each such director’s successor has been elected and qualified; and

•	The ratification of the Audit Committee’s decision to select Maggart & Associates, P.C., as our Company’s independent auditors for the fiscal year ending December 31, 2004.

•	We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of independent auditors for the 2004 fiscal year.

Q:	How do I vote?

A:	You may vote in person at the meeting or you may complete, sign and return the enclosed proxy card. Votes submitted by proxy will be voted by the individuals named on the proxy card (“proxies” or “proxy holders”) in the manner you indicate. You may vote in favor of any nominee or withhold your votes as to any nominee. You may also vote for or against, or abstain, with respect to the ratification of the independent accountants chosen by the Company’s Audit Committee.

Unless otherwise required by law, all other matters, including the ratification of auditors, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “abstain” as to that matter.

You should sign and date your proxy, and return it to us by mail in the enclosed envelope. If your proxy is not dated, the Company may (but is not required to) deem it to be dated as of the date of the annual meeting.

Q:	What shares can I vote?

A:	Each share of CBI common stock issued and outstanding as of the close of business on February 23, 2004, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 1,573,971 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many CBI shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with CBI’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by CBI. As the shareholder of record, you have the right to grant your voting proxy directly to CBI or to vote in person at the meeting. CBI has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	What Should I Do Now?

A:	Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the annual meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the director-nominee(s) and for the ratification of the named independent auditors, as well as in the discretion of the proxy with respect to any other business that may properly come before the annual meeting.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a CBI shareholder or joint holder as of the close of business on February 23, 2004, which is the Record Date, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement on or prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The meeting will begin promptly at 3:00 p.m., local time in Nashville, Tennessee, on April 8, 2004. (All dates and times are local time in Nashville, Tennessee, which is located in the Central Time Zone in the United States of America.) Sign-in for the meeting will begin at 1:00 p.m. Please allow ample time for the sign-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend and request that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail- Shareholders of record of CBI common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Capital Bancorp, Inc., shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to time of the first vote or use of your proxy at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the CBI Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Capital Bancorp, Inc.
Investor Services
1816 Hayes Street
Nashville, Tennessee 37203

Shareholders, Banks and Brokers (call collect) at (615) 327-9000 if you need additional copies of this proxy statement or voting materials, please contact Capital Bancorp, Inc.’s Investor Services Department as described above or send an e-mail to: skimble@capitalbk.com.

Q:	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CBI or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Shareholders might provide written comments on their proxy card, which would then be forwarded to our management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	A quorum of the shareholders is necessary to hold a valid meeting. If the holders of at least a majority of our shares are present in person or by proxy, a quorum will exist. Once a shareholder is present for any purpose, then that shareholder’s shares will be counted towards the quorum requirement (unless the annual meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the shares abstains from voting with respect to any matter brought before the annual meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?
A:	In the election of directors, you may vote “FOR” all of the nominees or you may vote to “WITHHOLD” authority to vote with respect to one or more of the nominees. Each share is entitled to one vote on all matters.

For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of CBI’s nominees to the Board, “FOR” ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:	What is the voting requirement to approve each of the proposals?

A:	Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the annual meeting. Therefore, in the election of directors, the two persons receiving the highest number of “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Our charter does not permit cumulative voting on any matter. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

Q:	Who will serve as inspector of elections?

A:	The inspectors of the elections will be a Company employee and one or more other persons designated by the Chair.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each CBI proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders, 2003 Form 10-K, and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Capital Bancorp, Inc.
Attn: Investor Services
1816 Hayes Street
Nashville, Tennessee 37203

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	CBI is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities but whose expenses (if any) will be reimbursed. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. The Company does not presently intend to employ or to compensate any other persons or entities to solicit proxies in connection with the annual meeting, but reserves the right to do so.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of 2004.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings. However, the procedures specified in our Company’s bylaws and in Rule 14a-8 issued by the SEC must be carefully followed. (You may also refer to “Shareholder Proposals and Nominations for the 2005 Meeting” below.)

Q:	What if I return my proxy card but do not provide voting instructions?

A:	Proxies that are signed and returned but do not contain instructions will be voted FOR the election of all nominees as directors and FOR the ratification of the selection of Maggart & Associates, P.C., as the Company’s independent auditors for fiscal year 2004. (The Company’s “fiscal year” is the calendar year, which ends on December 31st.)

Q:	How does discretionary authority apply?

A:	If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals (the election of directors and the ratification of auditors) and other matters described in this document. In addition, every proxy gives the holder discretionary authority to vote on ministerial matters (like approving the minutes of the last meeting) and other matters that arise at the meeting of which management is presently not aware. However, the proxy holders selected by the Company will not vote any proxy that withholds authority or that is voted against the full slate of directors in favor of any postponement or adjournment of the meeting.

Q:	How will abstentions and broker non-votes be treated?

A:	Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding shares in “street” name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

Q:	How do I communicate with our Board or the non-management Directors on our Board?

A:	You may communicate with our Board by sending a letter to the Board of Directors, Capital Bancorp, Inc., c/o Corporate Secretary, P. O. Box 24120, Nashville, Tennessee 37202. Communications intended for non-management directors should be directed to the Chair of the Audit Committee at such address.

Q:	Can I make nominations from the floor at the Annual Meeting?

A:	No. As discussed above, although shareholders can nominate directors, nominations must be made before the meeting and must contain information that the other shareholders would need to make an informed decision about the nominees. These procedures are set forth in the Company’s charter and bylaws, and a copy of the procedures can be obtained by shareholders in the same manner as provided for obtaining a copy of the Annual Report on Form 10-K as described in this document.

Q:	Can a shareholder bring up “other business” from the floor of the Annual Meeting?

A:	Generally, business cannot be proposed from the floor of the annual meeting and, if so proposed, it can be deemed to be out of order by the chairperson of the annual meeting. The board of directors does not know of any other business to be presented to the annual meeting and does not intend to bring other matters before the annual meeting. However, if any other matters properly come before the annual meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment and interest of the Company to the extent that the Company’s charter and bylaws permit such consideration. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the annual meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement, subject to any restrictions set forth in the Company’s charter and bylaws. For these reasons, the board deems it unlikely that “other business” can properly be raised at the annual meeting.

Q:	Does our Company have a Code of Ethics?

A:	The Company has adopted a Code of Ethics which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available for inspection at the Company’s offices at 1816 Hayes Street, Nashville, Tennessee 37203, during the Company’s normal business hours by appointment with Sally P. Kimble, who works with Investor Services. The

Company intends to give notices of amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer, principal financial officer or principal accounting officer) by appropriate filings on Form 8-K.

Q:	Does our Company have a primary Investor Services contact person?

A:	Yes. The Company has appointed Sally P. Kimble, Executive Vice President and Chief Financial Officer as its principal Investor Services spokesperson. She may be reached at (615) 327-9000, by mail at 1816 Hayes, Street, Nashville, Tennessee 37203, and by e-mail at skimble@capitalbk.com. The Company utilizes the Bank’s Web Site, www.capitalbk.com.

Q:	Does our Company have an independent transfer agent?

A:	Yes. The Company has appointed Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, telephone (800) 368-5948 as its registrar and transfer agent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Q:	How are Directors elected?
A:	Under the Company’s charter, the Company’s board of directors is divided into three groups (called “Classes”) of directors. Directors stand for election for three-year terms, with one “Class” standing for election every year. The Board has nominated Albert J. Dale, III, and Dr. H. Newton Lovvorn, Jr., both of whom are incumbent directors from Class III, to be re-elected. Accordingly, this year two directors in Class III are being elected.

The Board has nominated all of the nominees for this year’s election. Nominations can be made by shareholders in accordance with the Company’s charter and bylaws, as set forth in “Shareholder Proposals and Nominations for the 2005 Meeting,” below.

Q:	Who are the Director-nominees this year?

A:	The nominees are incumbent directors Albert J. Dale, III, and Dr. H. Newton Lovvorn, Jr., of Director Class III. If elected, Messrs. Dale and Lovvorn will hold office until the 2007 Annual Meeting of Shareholders, which is when Directors in Class III stand for re-election. Each director is elected to serve the stated term and until such person’s successor has been elected and qualified.

Q:	What are the backgrounds of this year’s nominees?

A:	Information about the nominees is set forth in the following table:

Name [Class]	Age	Principal Occupation
Albert J. Dale, III Class III]	53	President, Dale, Inc.; Director of the Company, 2001 - present; Director of Capital Bank, 1994 - present.

H. Newton Lovvorn, Jr., M.D. Class III]	64	Physician; served as a Director of the Company 2003 - present; Director of Capital Bank, 1994 - present.

Q:	Who are the Directors who are continuing in office without re-election this year?

A:	The directors who are continuing in office without standing for re-election are:

Name [Class]	Age	Principal Occupation
Robert W. Doyle [Class II]	55	President and Owner of Major Bob Music, Inc., and Bob Doyle - Associates, Inc.; Director of the Company, 2001 - present; Director of the Bank, 1999 - present. Also served as Director of the Bank, 1994 - 1998.

R. Rick Hart [Class I]	55	Chairman, President, and CEO of the Company, 2001 - present; Chairman of the Bank, 2000 - present; President and CEO of the Bank, 1994 to present; Director of the Company 2001 - present; Director of the Bank 1994 - present.

Michael D. Shmerling [Class II]	48	Executive Vice President and Chief Operating Officer, Kroll, Inc., 1999-present; Chairman and CEO of Background America, Inc., 1995 - 1999; Director of the Company, 2001 - present; Director of the Bank, 1997 - present.

Q:	What if a nominee is unwilling or unable to serve?

A:	That is not expected to occur. If it does, proxies will be voted for a substitute designated by the board, if the board decides to designate a substitute. Otherwise, the slot will be left vacant to be filled by the board of directors at a later date.

Q:	What does the Board of Directors recommend?

A:	The Board unanimously recommends that you vote FOR the election of Mr. Dale and Dr. Lovvorn.

THE COMPANY’S CORPORATE GOVERNANCE STRUCTURE:
THE CBI BOARD OF DIRECTORS AND ITS COMMITTEES

Q:	What is the structure of the Company’s Board of Directors?

A:	According to our Company’s charter, our board of directors must consist of between three and twenty-five directors, with the exact number to be set by the affirmative vote of a majority of the full board. Our current board consists of five directors. Class I has one director and Class II and Class III have two directors each. Every year, one of the three director “Classes” stands for election by our shareholders to serve for three year terms and until each such person’s successor has been elected and qualified. If a person is nominated for a Class that is not customarily elected that year, such person is elected for a term that will expire in the year that her or his Class is customarily elected.

Q:	How are Directors compensated?

A:	In October of 2003, the Company’s directors voted to pay a $250 director’s fee for board attendance. Prior to that time, Company directors were not compensated by the Company for board or committee meetings. These directors receive a fee for attending meetings of the Bank’s board and committee meetings. Officers do not receive fees for attending committee meetings.

In addition, the directors of the Bank adopted a deferred compensation plan in 1999 to reward directors for past performance and to provide retirement and death benefits for them. Nine directors of the Bank, including all of the Company’s directors, were participants in the plan at year end 2003. This plan provides benefits for 120 months after the director reaches age 65. The Company has purchased insurance policies to provide the death benefit provided by this plan, but the insurance policies remain the Company’s property and the payments under the policies are payable to the Company. At December 31, 2003, the Company’s deferred compensation liability totaled $237,000 (compared to $188,000 for year end 2002), the cash surrender value of the life insurance component of the polices was $2,036,000 (compared to $1,591,000 at year end 2002), and the face amount of the insurance policies in force was an $6,625,000 as of year end 2003, which is the same amount as at year end 2002. Each insured beneficiary is entitled to 25% of the net at risk insurance portion of the proceeds. The definition of “net at risk insurance portion of the proceeds” is the total proceeds of the policy less the cash value of the policy.

Q:	How often did the Board of Directors meet in 2003?

A:	The board met twelve times during fiscal year 2003, all but one of which was held jointly with the board of directors of Capital Bank. In 2003, each director attended 75% or more of the meetings of the board and the committees to which they have been appointed. Unless otherwise noted, all meetings are held jointly with the board of directors of Capital Bank.

Q:	What Committees does our Board use?

A:	Our Board has four standing committees. These committees are joint committees with Capital Bank. They are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The following table contains information concerning these committees:

Name of Committee and Members	Function of the Committee
Executive Committee
(Joint with the Bank’s Executive Committee)	Generally authorized to perform a wide variety of functions for the board of directors and to act for and on behalf of the full board of directors when the board of directors is not in session.

2004 Company Membership:	This committee met nine times in 2003.
R. Rick Hart, Chair
Robert W. Doyle
H. Newton Lovvorn, Jr.
Michael D. Shmerling

Compensation Committee (Joint with the Bank’s Human Resources Committee)	1.	Makes recommendations to the full board of directors on executive compensation and other compensation issues.
2004 Company Membership:	2.	Reviews and considers compensation plans for directors, executive officers, and other employees.
Michael D. Shmerling, Chair Albert J. Dale, III Robert W. Doyle H. Newton Lovvorn, Jr., M.D.	3.	Evaluates the performance of executive and other officers and employees, with a view towards profitability, long-term growth and trends, regulatory factors and ratings, and perceived performance.
	This committee met once in 2003.
Nominating Committee (Joint with the Bank’s Nominating Committee)	1.	Reviews the membership of the boards of both the Company and the Bank, giving consideration of the availability of other qualified shareholders as board members, and related matters.
2004 Company Membership: Albert J. Dale, III, Chair	2.	Considers shareholder nominations made in accordance with the requirement of the Company’s charter and bylaws.
Robert W. Doyle
Robert P. Alexander, Sr.*	This committee met once in 2003.
*Bank Director Only

Name of Committee and Members	Function of the Committee
Audit Committee	As to both the Company and Capital Bank:
(Joint with Bank’s Audit Committee)c 2004 Joint Membership:	1.	Engages, determines the compensation of, and oversees the independent external auditors and the internal auditors.
Clenna G. Ashley, Chair*	2.	Reviews the independence of the external auditor.
Albert J. Dale, III	3.	Reviews and approves the scope and adequacy of audit plans.
C. Donald Dixon*	4.	Reviews the scope and adequacy of internal controls.
Robert W. Doyle	5.	Approves significant accounting principles, concepts, and practices related to the financial statements.
*Bank Director Only	6.	Reviews the Bank’s financial results and the Company’s financial results and SEC filings.
	7.	Reviews the internal and external audit program with the goal of assuring that the Company’s and the Bank’s audit plans, policies and practices are appropriate.
	8.	Reviews audit fees.
	9.	Supervises matters relating to internal and external audit functions, including the approval of all auditing and non-auditing services performed by the independent auditors and any other auditing or accounting firms.
	10.	Reviews and sets internal policies and procedures regarding audits, accounting and other financial controls, including the loan review function.
	11.	Approves, reviews, and determines the adequacy of the Company’s Audit Committee Charter.
	This Committee met six times in 2003.

The Bank has other committees, including the Community Reinvestment Act Committee, the Investment Committee, and the Executive Loan Committee.

EXECUTIVE OFFICERS

The following are the executive officers of the Company, all of whom are also the executive officers of Capital Bank & Trust Company (“Capital Bank” or “Bank”). Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date hereof, except that Mrs. Kimble joined the Bank in January of 2000.

Name	Age	Office and Business Experience
R. Rick Hart	55	Chairman, President, and CEO of the Company, 2001 - present; Director of the Company, 2001 - present; Chairman of the Bank, 2000 - present; President and CEO of the Bank, 1994 - present; Director of the Bank 1994 - present.

John W. Gregory, Jr.	53	Executive Vice President and Chief Operating Officer of the Company, 2001 - present; Corporate Secretary of the Company, 2003 - present; Executive Vice President and Senior Lender of the Bank, 1994 - present; Director of the Bank 1994 - present.

Sally P. Kimble	50	Executive Vice President and Chief Financial and Accounting Officer for the Company, 2002 - present; Senior Vice President and Chief Financial and Accounting Officer for the Company, 2001 - present, and for the Bank, 2000 - present; Treasurer of the Company and the Bank; 1988-1999, Senior Vice President and Chief Financial Officer of First Bank & Trust and First Financial Corporation, Mt. Juliet, Tennessee.

Officers are generally elected annually by, and serve at the pleasure of, the board of directors. However, as discussed below under “Executive Compensation,” the Company has employment contracts with Mr. Hart and Mr. Gregory.

***

EXECUTIVE COMPENSATION

There were no changes in the Bank’s chief executive officer during the last fiscal year. The following table sets forth the compensation of the Company’s Chief Executive Officer for 2003 and each of the other four most highly compensated executive officers as of December 31, 2003 (if such person’s total annual salary and bonus equaled or exceeded $100,000). The figures below include all compensation paid for all services to the Company and the Bank for that fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
				Awards		Payouts
						Securities
				Other Annual	Restricted Stock	Underlying Options/		All Other
Name And Principal		Salary	Bonus	Compensation	Award(s)	SARs	LTIP Payouts	Compensation
Position	Year	($)	($)	($)(1)(2)	($)(3)	(#)(3)	($)	($)(4)
R. Rick Hart,	2003	$204,225	$46,000	$47,869	N/A	-0-	$-0-	$12,127
Chairman,	2002	194,524	38,900	5,200	N/A	32,166	-0-	10,935
President and CEO	2001	185,017	33,300	5,200	N/A	- 0 -	-0-	10,650
John W.	2003	$149,000	$34,000	$28,359	N/A	-0-	$-0-	$9,461
Gregory, Jr.,	2002	142,069	28,400	5,200	N/A	32,167	-0-	9,213
EVP and COO	2001	135,092	24,300	5,200	N/A	- 0 -	-0-	8,820
Sally P. Kimble,	2003	$100,000	$18,000	$-0-	N/A	-0-	$-0-	$6,160
EVP & CFO	2002	94,760	15,162	-0-	N/A	4,000	-0-	5,603
	2001	92,000	10,532	-0-	N/A	- 0 -	-0-	2,725

NOTES TO PRECEDING TABLE

(1)	Pursuant to the instructions to Item 402 of Regulation S-K, the Company has omitted information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the Company and that are available generally to all salaried employees. In accordance with the instructions to Item 402(b)(2)(iii)(c), perquisites and other personal benefits, securities, or property, if any, are not reported unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive in this table.

(2)	This column includes director’s fees. Director’s fees for 2003 were deferred in the amount of $5,800 for Mr Hart and $6,000 for Mr. Gregory pursuant to the directors’ deferred compensation plan discussed elsewhere in this Proxy Statement. Mrs. Kimble does not serve as a director. The named individuals also benefit from the director’s deferred compensation plan, although the amount is difficult to calculate. Please refer also to the deferred compensation discussion with respect to director’s compensation. This column also includes amounts charged to the Company for the Supplemental Employee Retirement Plan contracts entered into by the Bank with respect to Mr. Hart ($42,069) and Mr. Gregory ($22,359).

(3)	The amounts in this column reflect the number of unexercised options granted to the named executive(s) in the year(s) indicated. See “Stock Option Grants in 2003,” which is the next section of these materials.

(4)	This amount represents the Bank’s contribution to the Bank’s 401(K) plan on behalf of the named executive(s).

***

Stock Option Grants in 2003

The Company granted no options to the named executives or to any directors in 2003.

2003 Stock Option Exercises

The table below provides information as to exercises of options in calendar 2003 under the Company’s stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officer(s).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs	in-the-Money
			At Fiscal Year	Options/SARs At
			End (#)	Fiscal Year End ($)
	Shares Acquired on	Value Realized on	Exercisable/	Exercisable/
Name and Title	Exercise (#)	Exercise ($)	Nonexerciseable(1)	Nonexerciseable(1)
R. Rick Hart, Chairman, President, and CEO	-0-	$-0-	32,166/-0-	$241,245/$-0-
John W. Gregory, Jr., EVP, COO, and Corporate Secretary	-0-	$-0-	32,167/-0-	$241,253/$-0-
Sally P. Kimble, EVP and CFO	-0-	$-0-	2,400/1,600	$18,000/$12,000

NOTES TO PRECEDING TABLE

(1)	The specified amount represents the difference between the estimated market price on December 31, 2003, of approximately $20.25 per share and the respective exercise price(s) of the options at the date(s) of grant ($12.75). Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of such options will be based on the market price of the Company’s common stock at the time of any such exercise(s) and thus are dependent upon future performance of the Company’s common stock.

***

2004 Stock Option Grants

The Company’s Compensation Committee voted effective February 3, 2004, to grant 10,000 options each to Messrs. Hart, Gregory, and Kimble, who are respectively the Chairman, Chief Operating Officer, and Chief Financial Officer of the Company. The option price was set at $22.65 per share, which was the closing price on February 3, 2004. The Compensation Committee divided the grant into two parts. One-half of the grant (5,000 shares) will vest based on the passage of time. So long as the named executive is an employee of the Company or the Bank on March 1 of the applicable year, the employee will receive 500 shares for 2004, 1,000 shares for 2005, 1,500 shares for 2006, and 2,000 shares for 2007.

The second part of the grant (5,000 shares) is based on the Company’s achieving pre-established financial goals that are set forth in the Company’s strategic plan. Because the goals were met for 2003, 500 shares will be granted to each of the named executives as of March 1, 2004. Future awards will be available to the named executives as follows: if the financial goals for the preceding calendar year have been met, then the named executives will be entitled to receive : 1,000 shares on March 1, 2005, 1,500 shares on March 1, 2006, and 2,000 shares on March 1, 2007. Missing one target date, and thus the award tied to that date, would not necessarily affect any future target date or concomitant award. It is possible for a missed award to be earned due to results achieved later.

Employment Contracts

Two members of the Company’s executive management serve the Company under written employment contracts. They are R. Rick Hart and John W. Gregory, Jr. These employment agreements were agreed upon in December of 2000 and have many comparable provisions. Mr. Hart is employed for a three year term, which is extended for one year on each anniversary date unless Mr. Hart or the Bank gives notice of non-renewal. Mr. Hart’s contract provides that he will serve the Bank as chairman, president and chief executive officer, although the title of president may be reassigned by the Bank’s board of directors without breaching Mr. Hart’s contract. Mr. Gregory’s contract has similar provisions as to service as executive vice president. Mr. Hart’s base salary in 2003 was $204,225 and Mr. Gregory’s base salary in that year was $149,000. As their respective salaries are increased, the “base salary” in each of their contracts also increases to the new amounts. These individuals are protected against reductions in their base salaries and benefits and they are granted substantial severance packages in the event of a change in control of the Company or the Bank. Mr. Gregory’s contract is for a three-year term.

Summary of Employment Contracts

The employment contracts are intended to provide for security for both the Company (and the Bank) and the employee. The Bank and the Company are parties to the contracts with the employees. The contracts assign specific functions and titles to the employees, assign them to specific supervisors, and provide for the method of termination or non-renewal. Each of these employees is to be furnished with a car and shall pay the individual’s country club dues (and related taxes thereon). In the event of termination by the Company or the Bank for improper cause, or as a result of a change in control, each employee is entitled to specified compensation (generally 2.99 times the employee’s then-current base salary and a gross-up of income taxes thereon), plus certain insurance benefits, and released from their non-competition agreements. In addition, in such event, the stock options previously granted to the employee shall immediately vest. An employee who resigns without proper cause is not entitled to a severance package and remains subject to a non-competition agreement of one year (which can be extended by the Bank for six additional months in exchange for continued payment of base salary and benefits). In the event of a change in control, the executive may resign and receive the severance package described above. The employee’s right to resign and receive a severance package shall be operative when there has been, in fact, a change in control. If not used, this right to resign “for cause” based on the change in control expires six months after the effective date of the change in control.

A change in control of the Company or Capital Bank occurs if and when, with or without the approval of the Board of the Company or Capital Bank incumbent prior to the occurrence: (1) more than 35% of the outstanding securities entitled to vote in an election of directors of the Company or Capital Bank shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, the persons who were directors of the Company or Capital Bank immediately before the transaction shall cease to constitute a majority of the Board. The interpretation of this change in control definition shall be in accordance with the change in bank control regulations and other applicable rules, regulations and interpretations of the Federal Deposit Insurance Corporation as in effect from time to time during any term or renewal term of the contract. In addition, a change in control shall be deemed to have occurred upon any merger, consolidation or reorganization to which the Bank (or an entity controlled thereby) is a party, but is not a surviving entity; or upon the sale of all or substantially all of the assets of the Bank or the Company.

This summary is qualified in its entirety by reference to the contracts themselves, which are exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Reference is also made to the following section on “Bank Owned Life Insurance and Supplemental Employee Retirement Plans.”

Bank Owned Life Insurance and Supplemental Employee Retirement Plans

In August of 2003, Capital Bank purchased bank owned life insurance (“BOLI”) to fund the costs of a supplemental employee retirement plan (“SERP”) for each of Mr. Hart and Mr. Gregory. Neither the Company nor the Bank provides a pension plan for its key employees. In response to the opportunities that the Bank’s Board believes are provided by the use of BOLI, and in order to assure to the extent possible the continued service of Mr. Hart and Mr. Gregory, the Bank decided to use BOLI to fund non-ERISA retirement benefits to these two officers and directors. These benefits are provided in the form of SERP agreements. (This summary is qualified in its entirety by reference to the SERP agreements themselves, which were made exhibits 10.4 and 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.)

In response to the opportunities that the Bank’s Board believed to be available by the use of BOLI policies, and in order to assure to the extent possible the continued service of Messrs. R. Rick Hart and John W. Gregory, Jr., the Bank purchased two single-premium BOLI policies for an aggregate purchase price of $2,000,000 in August, 2003 to fund non-ERISA retirement (and other) benefits to these two executive officers and directors. These benefits will be provided in the form of supplemental executive retirement plan (SERP) agreements that the Bank signed with Messrs. Hart and Gregory in August of 2003. The Bank now owns the BOLI policies (including both the cash value and all increases in the cash value). The Bank understands that the annual cash value growth, as well as future death benefits, are nontaxable if the BOLI policies are held until death. Withdrawals from the policies in the form of either loans or surrenders would have adverse tax consequences to the Bank. The Bank understands that future increases in cash value are not guaranteed and that the ability of the Bank to liquidate the policies may be restricted and is also not guaranteed.

The BOLI policies are being carried on the Bank’s balance sheet as investments. Anticipated increases in cash value, as well as death benefits received in the unfortunate event of the death of either of these employees, will be treated as “other income” on the Bank’s income statement. The income booked from the increases in anticipated cash value of the policies can help offset other Bank expenses. The Bank is subject to certain risks, such as the risk of carrier insolvency, tax law changes, bank regulatory changes, investment risks, and other risks. However, the Bank believes that the risk assumed is consistent with the amount being invested in these policies (currently, a $2,000,000 investment). When combined with the insurance policies already owned by the Bank, the total cash surrender value (approximately $4.09 million in total) equals an estimated 19.62% of the Company’s capital at year end December 31, 2003.

The Bank intends for the BOLI policies to provide the Bank with the ability to satisfy its obligations to Mr. Hart and Mr. Gregory under their SERP agreements. The SERP agreements provide Mr. Hart and Mr. Gregory with a percentage of their anticipated annual incomes based on a projected, hypothetical age-65 retirement date. Based on projections supplied to the Bank in 2003 by Clark/Bardes Consulting, Mr. Hart could expect to receive an annual benefit equal to approximately 40% of his projected pre-retirement salary twelve years from 2003 (an estimated $126,000) and Mr. Gregory could expect to receive an annual benefit equal to approximately 35% of his projected pre-retirement salary fourteen years from 2003 (85,000). These benefits are payable for 15 years after retirement, disability, change in control, or death.

The annual death, disability and early termination benefits payable under the SERP agreements generally increase each year, starting at $15,931 per year for Mr. Hart in year one (age 55) and increasing annually to a maximum of $126,000 per year at the end of 11 years (age 65). For Mr. Gregory, the annual death, disability and early termination benefits payable under the SERP agreements generally increase each year, starting at $9,968 per year in year one (age 53) and increasing annually to a maximum of $85,000 per year at the end of 13 years (age 65). In the event of a change in control as defined in each of their respective employment agreements, Mr. Hart and Mr. Gregory would vest in their respective maximum annual benefits from and after the time of the change in control. Upon retirement or disability, the benefits would be payable to the employee. At death, the employee’s named beneficiary would be entitled to the remaining payments under his SERP agreement. No benefit shall be paid, or would be due, to an employee if that employee is terminated for cause (e.g., for reasons of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, and other comparable matters). The SERP agreements contain non-disclosure, non-solicitation, and non-competition provisions. The Bank may increase but it may not decrease the benefits under the SERP agreements.

Benefits

Beginning in 1994, the Bank put into effect a 401(k) profit-sharing plan for the benefit of its employees. Employees eligible to participate in the plan are those at least 21 years old, who have worked one year, and who have completed 1,000 hours of service. (Persons who were employees of the Bank on the Plan’s effective date did not have to satisfy the eligibility requirements.) The provisions of the plan provide for both employee and employer contributions. For the year ended December 31, 2003, the Bank’s contributions to this plan aggregated$165,000 as compared to $135,000 for the year ended December 31, 2002, and $132,000 for the year ended December 31, 2001. The Bank matches employee contributions up to three percent (3%) of gross income and also makes a contribution of three percent (3%).

Life insurance, health and dental insurance, disability insurance, and other traditional benefits (such as paid vacation) are provided to full-time Bank employees. These benefits are generally believed to be commensurate with the types of benefits offered in the Nashville-Davidson County Metropolitan Area by competing financial institutions.

In accordance with our Bank’s marketing strategy, Bank officers entertain customers and prospective customers at restaurants and private clubs at the Bank’s expense. The Bank pays dues and certain expenses of private clubs for certain of its executive officers. The Bank also either provides an automobile or reimburses officers for the use of such person’s vehicle.

Capital Bancorp, Inc. Stock Option Plan

The shareholders of the Company approved the 2001 Capital Bancorp, Inc. Stock Option Plan (the “Company’s stock option plan”) at a special meeting of shareholders held in March of 2001 to attract and retain employees of the Company and the Bank through the grant of options to purchase the Company’s common stock. Five Hundred Thousand shares were allocated to the Company’s stock option plan. Options granted under the Company’s stock option plan may qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended or may be Nonstatutory Stock Options. All key employees of the Company, the Bank, and future affiliates, if any, are eligible to receive Incentive Stock Options. In 2003, the Company granted 6,000 options under the Company’s stock option plan to employees of the Company and of the Bank at exercise prices ranging from $19.90 to $21.00 per share. None of these options were granted to the Company’s three executive officers, Messrs. Hart, Gregory, and Kimble.

The Company’s stock option plan provides for the board of directors to have the greatest possible latitude in amending the Company’s stock option plan, but any increase in the number of shares allocated to the Company’s stock option plan will be subject to approval by the board of directors and, to the extent required by applicable law, rule or regulation, submitted to shareholder vote.

Shares subject to options granted under the Company’s stock option plan which expire, terminate or are canceled, without having been exercised in full become available again for option grants. Of the original 500,000 options, 131,200 have been exercised, 257,000 are outstanding, and 111,800 remain available for grant.

The board of directors utilizes the Company’s Compensation Committee, which is joint with the Bank’s Human Resources Committee, to administer the Company’s stock option plan. The stock option plan may be terminated at any time by the board of directors although such termination would not affect options that had been granted prior to such termination. Options granted to the organizing directors were exercisable upon grant. Options granted to the key employees are expected to vest as quickly as permissible and still qualify as statutory incentive stock options. The Company’s stock option plan provides that options must be exercised no later than ten years after being granted (five years in the case of Incentive stock options granted to an employee who owns more than 10% of the voting power of all stock). As it was intended and disclosed to the shareholders, the founding officers and the directors were recognized for their services through awards made under the stock option plan.

The Company’s stock option plan provides that the board of directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the Company’s common stock on that date (110% of the fair market value for Incentive Stock Options granted to employees who own more than 10% of the voting stock). The number of shares which may be issued under the Company’s stock option plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Company’s common stock will be changed by reason of stock splits, stock dividends, reclassification, or other recapitalization. In addition, upon a merger or consolidation involving the Company, participants may be entitled to shares in the surviving company upon the terms set forth in the Company’s stock option plan.

Options granted under the Company’s stock option plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of Company’s common stock to be issued upon exercise of an option may, if permitted in the option agreement, be made in cash, by delivery of Company’s common stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Certain limitations apply to the exercise of options. Reference should be made to the Consolidated Financial Statements of the Company for the year ended

December 31, 2003, particularly Note 17, which contain additional information relating to the Company’s stock option plan.

The board of directors, or its designated committee may, in its discretion, grant options which by their terms become fully exercisable upon a change of control (within the meaning of the Company’s stock option plan), notwithstanding other conditions on exercisability in the stock option agreement. Changes in control may include such things as significant changes in share ownership, mergers, and other types of acquisitions or reorganizations, among others.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003, our Company’s compensation committee consisted of directors Dale, Doyle, Lovvorn, and Shmerling. From time to time, Capital Bank makes loans to Bank and Company directors, and related persons and entities, in the ordinary course of its business. Typically, the Bank does not lend to its executive officers except for loans that are intended to be sold in the secondary market. See “Certain Transactions.”

No member of our Committee is, or was during 2003, an officer or employee of the Company or any subsidiary of the Company, and none has served in such a capacity. Other than the transactions described in this document, none had any relationship with the Company that requires disclosure under the SEC’s proxy solicitation rules.

No executive officer of the Company served during 2003 (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company, or (ii) as a director of another entity, one of whose executive officers serviced on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Board Compensation Committee Report on Executive Compensation

The executive compensation committee, in conjunction with the compensation sub committee of the Bank’s executive committee, reviews compensation paid to the chief executive officer. The committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable financial institutions in and around the Company’s market areas, including institutions with total assets of between $150 million and $1 billion. Although the committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The compensation committee has the following goals for compensation programs impacting the chief executive officer of the Company:

•	To provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the Company’s stock;

•	To retain the chief executive officer who has led the Company to build its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’s level of performance; and

•	To maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.

For the year ended December 31, 2003, R. Rick Hart, Chairman, President and Chief Executive Officer, received a base salary of $204,227 and $46,000 in bonus in recognition of his continued leadership in the management of the Bank as well as his assumption of the additional duties of Chairman, President and Chief Executive Officer of the Company. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officer in the future.

Impact of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the Company and Bank, the Company does not believe that the $1 million limitation will affect the Company or the Bank. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes its stock incentive plans and payments of target incentive payments are “performance-based” and satisfy Section 162(m). The committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are necessary to ensure continuing deductibility.

Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the common stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the Company by Research Data Group, Inc. All investment comparisons assume the investment of $100 as of December 31, 1998, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the Company) which registered under Section 12 of the Securities Exchange Act.

There can be no assurance that the Company’s future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance. The Company notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the Company’s stock is trading.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CAPITAL BANCORP, INC., THE RUSSELL 2000 INDEX
AND THE NASDAQ BANK INDEX

*	$100 invested on 12/31/98 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

	12/98	12/99	12/00	12/01	12/02	12/03
Capital Bancorp, Inc.	100.00	92.31	76.92	64.10	89.23	103.85
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
Nasdaq Bank	100.00	216.79	113.10	88.84	61.04	80.89

[IMPORTANT NOTES: (1) The information set forth above under the subheadings “Compensation Committee Report on Executive Compensation” and “Shareholder Return Performance Graph” (i) shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

(2) Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December, 1998. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of the Company’s fiscal year.*]

AUDIT COMMITTEE

The joint Company-Bank Audit Committee is presently comprised of Company (and Bank) directors Dale and Doyle (who serve on both the Company and Bank boards) and directors Ashley and Dixon, who serve as directors of Capital Bank only. The board of directors has determined that all of the members of the Audit Committee are independent in accordance with the requirements of the SEC and the Nasdaq’s Rule 4200(a)(14). (Although the Company’s common stock is not listed on the Nasdaq, the Company has used the Nasdaq’s independence criteria in making this judgment in accordance with applicable SEC rules.)

The Audit Committee has not at this time designated a “financial expert” as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such a designation. In addition, rules have only recently been issued by the Securities and Exchange Commission concerning financial experts, which rules are being studied by the Board. The Board may elect to designate a financial expert at any time.

The Report of the Audit Committee describes other matters related to the Audit Committee and its functions. The board of directors has adopted a formal, written Audit Committee Charter, a copy of which is available on the Company’s website at www.capitalbk.com.

Pursuant to its charter adopted effective January 1, 2003, the Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Company by its independent auditors or any other auditing or accounting firm, except as described below.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the board of directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Services such as audit of financial statements and the review of management’s assessment of internal controls, assistance with computations of fair market value disclosures, review of periodic and current reports (such as Reports on Form 10-Q and Form 8-K), preparation of reports to the Board of Governors of the Federal Reserve System, and preparation of federal and state tax returns (among others)have been pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, as adopted by the Company’s board of directors, as amended, the Audit Committee appointed by the board of directors (“Audit Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Capital Bancorp, Inc. (“Capital Bancorp”). During 2003, the Audit Committee met six times. The Audit Committee reviewed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the Chief Executive Officer, the Chief Financial Officer, and the Controller and independent auditors. The Audit Committee also discussed the results of the internal audit examinations. Officers of Capital Bancorp meet with the Audit Committee by invitation only and the committee regularly meets in executive session without the attendance of Capital Bancorp or Capital Bank & Trust Company officers.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of CBI’s financial statements, CBI’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of CBI’s internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee manages CBI’s relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from CBI for such advice and assistance.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may have an impact on their objectivity and independence. The Audit Committee has satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Capital Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

CBI’s management has primary responsibility for preparing CBI’s financial statements and CBI’s financial reporting process. CBI’s independent auditors, Maggart & Associates, P.C., are responsible for expressing an opinion on the conformity of CBI’s audited financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with CBI’s management.

     2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), and SAS 99 (Consideration of Fraud in a Financial Statement Audit).

     3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in CBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee also appointed, subject to shareholder ratification, the independent auditors.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Clenna G. Ashley, Audit Committee Chair
Albert J. Dale, III
C. Donald Dixon
Robert W. Doyle

PRINCIPAL AUDITOR FEES AND SERVICES

     The Audit Committee has appointed Maggart & Associates, P.C., as CBI’s independent auditors for the fiscal year ending December 31, 2004. Representatives of Maggart & Associates, P.C., are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by CBI for Maggart & Associates, P.C.

     The following table shows the fees paid or accrued by CBI for the audit and other services provided by Maggart & Associates, P.C., for fiscal 2003 and 2002.

Services Performed	2003	2002
Audit Fees(1)	$85,680	$70,342
Audit-Related Fees(2)	9,090	10,272
Tax Fees(3)	5,895	6,277
All Other Fees(4)	-0-	-0-
Total Fees	$100,665	$86,891

NOTES TO PRECEDING TABLE

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, services related to assistance with regulatory capital planning and attendance at audit committee meetings.

(3)	For fiscal 2003 and 2002, respectively, tax fees principally included tax preparation, tax advice and tax planning fees.

(4)	All other fees principally would include consulting engagements.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by CBI’s independent auditors and associated fees, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the external accountant’s independence. After discussing this matter among themselves, with management, and with the independent auditors, the Audit Committee believes that the provision of the specified non-audit services is compatible with maintaining the external auditor’s independence.

PROPOSAL NO. 2

RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Company’s board of directors has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year and considers it desirable that the selection of Maggart & Associates, P.C. be submitted for ratification by the shareholders. The Audit Committee of the board of directors proposes and recommends that the shareholders ratify the selection by the Audit Committee of the firm of Maggart & Associates, P.C. to serve as independent auditors for the Company for the fiscal year that ends December 31, 2004. The firm has served as independent auditors for the Company and/or its principal subsidiary, Capital Bank & Trust Company, since the Company was organized in 2001 and Capital Bank opened for business in 1994. One or more representatives of Maggart & Associates, P.C. will be present at the 2004 Annual Meeting to make such comments as they desire and to respond to questions from shareholders of our Company.

Although the shareholders are not legally required to vote on the ratification of the appointment of independent auditors for the Company, the board of directors places high importance on the shareholders’ vote in this regard. If the resolution approving Maggart & Associates, P.C. as the Company’s independent auditors is rejected by the shareholders then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. (Or course, this would not relieve the Company from any of its contractual obligations.) Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The affirmative vote of a majority of the votes cast by a quorum of the shares entitled to be cast by the holders of the Company’s common stock present or represented at the Meeting and entitled to vote is required to approve the appointment of Maggart & Associates, P.C.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2004.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The Company is authorized to issue 20,000,000 shares of its common stock. (Please refer to Item 5 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2001, for additional discussion of the Company’s authorized classes of securities.) As of January 30, 2004, there were 1,573,971 shares of the Company’s common stock issued and outstanding. All of these shares are eligible to vote at the 2004 Annual Meeting.

The following table provides information, as of January 30, 2004, with respect to the following beneficial owners of the Company’s common stock:

•	Each shareholder who owns more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner,

•	Each director of the Company;

•	Each nominee for director; and

•	All Company executive officers and directors as a group. (Bank directors are not included in this table or in the total.)

We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:

•	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

•	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

•	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

•	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after April 8, 2004, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

Name(1)(2)	Number of Shares		Percent of
	Owned	Right to Acquire	Outstanding Shares
(A) Name and Address of each shareholder who owns more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner
Robert W. Doyle 1111 17th Avenue South Nashville, Tennessee 37212	83,000	15,000	6.17
C. M. Gatton 1000 West State Street Bristol, Tennessee 37620	151,120	-0-	9.60
(B) Name of Each Director and Nominee
*Albert J. Dale, III(3)	22,500	15,000	2.34
Robert W. Doyle	83,000	15,000	6.17
R. Rick Hart	14,450	33,166	2.96
*H. Newton Lovvorn, Jr., M.D.	12,000	15,000	1.70
Michael D. Shmerling	29,750	12,500	2.66

Name(1)(2)	Number of Shares			Percent of
	Owned		Right to Acquire	Outstanding Shares
(C) Directors and Executive Officers of the Company (including Director-Nominees as a Group, comprised of 7 individuals)	176,109	(1)(2)	127,233	17.83	(1)(2)

*Nominee to serve as director of Capital Bancorp, Inc.

NOTES TO PRECEDING TABLE

(1)	The percentages shown are based on 1,573,971 total shares outstanding on a pro forma basis including all of the options exercisable within 60 days (with shares actually outstanding) after April 8, 2004. The shares shown in each director’s column, and in the group total, include shares beneficially owned at January 30, 2004 by the named individual and those obtainable by the exercise of options by such person within 60 days. The table includes options held in the 2001 Capital Bancorp, Inc. Stock Option Plan by Mr. Gregory (33,167) and Mrs. Kimble (5,000). The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Thus, all options exercisable within 60 days next following the 2004 Annual Meeting are included in such person’s total as if such person had exercised all of her or his respective options at the present date.

(2)	This information has been furnished by the directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each director’s total, and classified as subject to the director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.

(3)	Of the shares indicated, 20,000 are held in a retirement plan for the named director’s benefit. The named director exercises voting and investment authority with respect to these shares.

***

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. (The Company knows of no 10% or greater beneficial owner.)

Based solely on its review of the copies of such forms received by it, or (if applicable) written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2003 through December 31, 2003, its executive officers and directors complied with all filing requirements applicable to them.

CERTAIN TRANSACTIONS

Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of Capital Bank and have had transactions with Capital Bank in the ordinary course of Capital Bank’s business. From time to time, the Bank makes loans to directors and executive officers of the Company and the Bank, and related persons and entities, for the financing of homes, for home improvement, and for consumer and commercial loans. Typically, however, the Bank lends to executive officers only in connection with home loans that are to be sold in the secondary market and not retained in the Bank’s portfolio. (The Company relies upon its directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Securities Exchange Act).) All material transactions involving loans and commitments to such persons and businesses are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

The indebtedness of management (including the directors and their respective interests) and these related parties to Capital Bank was approximately $4,140,000 at December 31, 2003 and thus equal to an estimated 1.9% of the total currently outstanding Capital Bank loans (net of loan loss reserve) as of December 31, 2003. This indebtedness is equal to approximately 19.9% of the Company’s total shareholders’ equity at December 31, 2003. In the opinion of the board of directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.

Except as disclosed under “Executive Compensation,” and except as set forth below, our executive officers, directors and director-Nominee(s) did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no such transactions are anticipated during the 2003 fiscal year. However, the Company has determined to disclose all known non-compensation payments to directors and officers of the Company or Capital Bank, and to holders of five percent or more of the Company’s voting securities, whether or not such transactions would be “material” or otherwise discloseable. These disclosures are made to assure that all shareholders are informed of such payments. The Board has imposed a $5,000 minimum threshold for disclosure, such that if any payment in any of the last three years equals or exceeds that amount, then disclosures for all three years will be made.

For the years 2001, 2002, and 2003, payments to directors, officers, five percent or greater shareholders, and their interests, of $5,000 or more in any one of the past five years, were as follows:

Gross Amount of
Name and Title of		Payment Made by
Recipient	Year	Company or Bank	Purpose of Payment
R. Rick Hart (Chairman, President, CEO, and Director of the Company and the Bank)	2003 2002 2001	$3,658 119 14,927	An interest of Mr. Hart’s provides certain merchandising services to the Bank that permit the Bank to purchase art work and other furnishings at cost. The amounts shown represent no profit to Mr. Hart. Mr. Hart purchased art and other furnishings for the branches in order to benefit the Bank.

Michael D. Shmerling (Company and Bank Director)	2003 2002 2001	$56,000 54,000 55,000	A company in which Mr. Shmerling owns 50% owns the Bank’s Operations Center located at 1816 Hayes Street, Nashville, Tennessee. The rent paid by the Bank on the 4,295 square foot Operations Center was approximately $13.04 per square foot in 2003. The lease is “triple net,” such that the Bank pays the annual real estate taxes and insurance on the building and its contents.

In addition, the Company and the Bank purchase all or a substantial portion of their insurance coverages through Bank director Robert P. Alexander, Sr., and his company. Mr. Alexander receives commissions from the companies that sell these products, not from the Company or the Bank. Thus, the Company and the Bank actually paid nothing directly to Mr. Alexander for insurance, but the Bank believes that he received commissions as a result of premiums paid by the Company and/or the Bank.

THE COMPANY’S STANDING NOMINATING COMMITTEE

The Company has a standing nominating committee that is joint with the nominating committee of Capital Bank. The committee does not have a charter at this time. The board believes that each member of the nominating committee is independent within the meaning of Rule 4200(a)(14) of the NASD, which is a definition of independence of a national securities exchange registered pursuant to Section 6(a) of the Exchange Act or a national securities association registered pursuant to Section 15A(a) of the Exchange Act that has been approved by the SEC (as that definition may be modified or supplemented). In determining director independence, the Company has applied that definition consistently to all members of the nominating committee and used the independence standards of the same national securities exchange or national securities association for purposes of nominating committee disclosure under the requirements of the SEC’s rules and regulations including the audit committee disclosure required under Item 7(d)(3)(iv) of the Securities Exchange Act’s Schedule 14A.

The nominating committee has not adopted any formal policies or procedures with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by shareholders. In general, the committee would require the consent of any proposed director candidate to be considered and to be nominated, and such person’s undertaking to serve if elected, as well as the type of information that must be disclosed by and about directors, nominees, and executive officers of the Company under the federal securities laws and as required by the Company’s charter and bylaws as to shareholder nominees. Further, the committee could be expected to want information about the specific types of contributions, including community involvement, business attraction, and public credibility that a candidate has. The committee believes that these informal standards are sufficient to serve the Company’s needs in its marketplace.

The procedures to be followed by security holders in submitting recommendations are set forth under the heading “Shareholder Proposals and Nominations for the 2005 Annual Meeting.” At present, there are no differences between the nominating committee’s process for identifying and evaluating nominees for director, including nominees recommended by security holders, and the nominating committee’s manner in evaluating nominees for director based on whether the nominee is recommended by a shareholder. The Company does not at the present time pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The Company’s nominating committee did not receive, by a date not later than the 120th calendar day before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

     NASD RULE 4200(a)(14) provides that to be an “independent director” means that the person must not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rule expressly states that following persons “shall not be considered independent:” Any officer or employee of the company or its subsidiaries; any director who is or has been employed by the company or any of its affiliates for the current year or any of the past three years; any director who accepts any compensation from the company or any of its affiliates grater than $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; any director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer. (The term “immediate family” is defined to include a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.) In addition, a director is defined not to be independent if she or he is a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities) that exceed 5% of the entity’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years. Finally, a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee is deemed not to be “independent.”

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2005 ANNUAL MEETING

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in CBI’s proxy statement for the annual meeting next year, the written proposal must be received by the CBI Corporate Secretary at CBI’s principal executive office address specified below not later than December 1, 2004. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in CBI’s proxy statement is instead a reasonable time before CBI begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

     Corporate Secretary
     Capital Bancorp, Inc.
     P. O. Box 24120
     Nashville, Tennessee 37202

For a shareholder proposal that is not intended to be included in CBI’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of CBI common stock to approve that proposal, provide the information required by the bylaws of CBI and give timely notice to the Corporate Secretary of CBI in accordance with the bylaws of CBI, which, in general, require that the notice be received by the Corporate Secretary of CBI:

•	Not earlier than the close of business on January 10, 2005, and

•	Not later than the close of business on February 9, 2005.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the CBI annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in CBI’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for board membership and should be directed to the Corporate Secretary of CBI at the address of our principal executive offices set forth above. In addition, the bylaws of CBI permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of CBI common stock to elect such nominee and provide the information required by the bylaws of CBI, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to CBI and its shareholders. In addition, the shareholder must give timely notice to the Corporate Secretary of CBI in accordance with the bylaws of CBI, which, in general, require that the notice be received by the Corporate Secretary of CBI within the time period described above under “Shareholder Proposals.”

Bylaw Provisions: The Company’s bylaws are available for inspection at the Company’s offices at 1816 Hayes Street, Nashville, Tennessee 37203, during the Company’s normal business hours by appointment with Sally P. Kimble, who works with Investor Services. You may contact the Investor Services Department at 615.327.9000 or at our Hayes Street office mentioned above. Our bylaws contain provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Risk of Untimely or No Delivery. Risk of timely delivery of shareholder proposals or other business, and risk of compliance with applicable rules concerning such business, is and remains on the proponent. Because risk of non-delivery or untimely delivery remains with the shareholder, we urge you to use caution in mailing any proposals to the Company.

PLEASE SIGN AND RETURN IMMEDIATELY.

PROXY
CAPITAL BANCORP, INC.
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 8, 2004

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned holder of Common Stock, $4.00 par value per share (“Common Stock”) of CAPITAL BANCORP, INC. (the “Company”) hereby appoints JOHN W. GREGORY, JR., AND SALLY P. KIMBLE, each with full power to appoint his or her substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee 37203, on Thursday, April 8, 2004 (the “Meeting”) at 3:00 p.m. (Local Time in Nashville, Tennessee), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is February 23, 2004.

The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED BELOW WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Company.

1.	To elect as Directors the Nominees listed below:

☐	FOR all Nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority for any individual Nominee, strike a line through the Nominee’s name.)

Class III –	Albert J. Dale, III
H. Newton Lovvorn, Jr., M.D.

2.	To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Company for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date: , 2004

Signature
☐ I PLAN TO ATTEND

Signature, if held jointly